Exhibit 99.1
Avantor® Reports Second Quarter 2022 Results
•Net sales of $1.91 billion, increase of 2.8%; core organic net sales growth of 6.4%
•Net income of $187.4 million; Adjusted EBITDA of $404.1 million
•Diluted GAAP EPS of $0.28; adjusted EPS of $0.37
•Operating cash flow of $227.5 million; free cash flow of $191.2 million
•Adjusted net leverage reduced to 3.9X, in line with long-term target range
RADNOR, Pa. – July 28, 2022 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences, advanced technologies and applied materials industries, today reported financial results for the quarter ended June 30, 2022.
“Building on our first quarter momentum, we once again delivered an outstanding quarter with 6.4% core organic growth and more than 140 basis points in Adjusted EBITDA margin expansion. Our strong second quarter results, driven by more than 20% core organic growth in bioproduction, highlight the strength and resilience of our business model as well as our team's ability to execute in a challenging environment. Importantly, we advanced our growth strategy by expanding our bioproduction offering, progressing investments in manufacturing capacity and distribution infrastructure, and achieving critical integration milestones of the Masterflex carveout. We also released Avantor’s second annual sustainability report this quarter, highlighting our ongoing work to advance our Science for Goodness platform.” said Michael Stubblefield, President and Chief Executive Officer of Avantor.
“Looking toward the second half of 2022, we expect the momentum in our core business to continue, and the robust order book for our proprietary products gives us confidence in our full-year growth trajectory. Avantor remains well positioned to deliver another year of strong financial results as we maintain our relentless focus on creating value for our customers and shareholders,” Stubblefield concluded.
Second Quarter 2022
For the three months ended June 30, 2022, net sales were $1.91 billion, an increase of 2.8% compared to the second quarter of 2021. Foreign currency translation had an unfavorable impact of 4.4% with M&A adding 4.9%, resulting in organic sales growth of 2.3% and core organic sales growth of 6.4%. Net income increased to $187.4 million from $157.8 million in the second quarter of 2021 and adjusted net income was up 11.1% from the prior year. Adjusted EBITDA increased 10.2% to $404.1 million, and Adjusted EBITDA margin expanded by more than 140 basis points to 21.2%, as compared to 19.7% in the comparable prior period.
Diluted earnings per share on a GAAP basis was $0.28, while adjusted EPS was $0.37.
Operating cash flow in the quarter was $227.5 million, while free cash flow in the quarter was $191.2 million.
Adjusted net leverage was 3.9X as of June 30, 2022, down from 4.0X as of March 31, 2022, and in line with our target leverage of 2-4X.

Second Quarter 2022 – Segment Results
Management uses Adjusted EBITDA to measure and evaluate the internal operating performance of the Company’s business segments. Adjusted EBITDA is also our segment reporting profitability measure under generally accepted accounting principles.

Americas

•Net sales were $1,156.6 million, a reported increase of 8.1%, as compared to $1,069.8 million in the second quarter of 2021. Core organic sales increased 8.1%.
•Adjusted EBITDA margin increased approximately 160 basis points to 25.1%, as compared to 23.5% in the comparable prior period.

Europe

•Net sales were $623.8 million, a reported decrease of 6.3%, as compared to $666.0 million in the second quarter of 2021. Core organic sales increased 4.7%.
•Adjusted EBITDA margin increased approximately 50 basis points to 19.1%, as compared to 18.6% in the comparable prior period.

AMEA

•Net sales were $130.1 million, a reported increase of 5.9%, as compared to $122.8 million in the second quarter of 2021. Core organic sales decreased 0.3%.
•Adjusted EBITDA margin increased approximately 450 basis points to 27.7%, as compared to 23.2% in the comparable prior period.
Conference Call
Avantor will host a conference call to discuss its results tomorrow, July 29, at 8:00 a.m. Eastern Daylight Time. A live webcast can be accessed on the investors section of Avantor's website. Or you may listen to the call by dialing (844) 200 6205 (domestic) or (929) 526 1599 (international) and use the conference code 554992. Prior to the webcast, a presentation relating to the earnings call will be available on the Company’s website.

Following the live webcast, a replay of the webcast and the slide presentation will be available at https://ir.avantorsciences.com/investors/news-and-events/events/default.aspx.
About Avantor
Avantor®, a Fortune 500 company, is a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies & applied materials industries. Our portfolio is used in virtually every stage of the most important research, development and production activities in the industries we serve. Our global footprint enables us to serve more than 225,000 customer locations and gives us extensive access to research laboratories and scientists in more than 180 countries. We set science in motion to create a better world. For more information, please visit www.avantorsciences.com.

Use of non-GAAP Financial Measures
To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one, single financial measurement or communication.
The non-GAAP financial measures used in this press release are sales growth on an organic basis, sales growth on a core organic basis, Adjusted EBITDA, adjusted net income, adjusted EPS, adjusted net leverage and free cash flow.

•Sales growth on an organic basis eliminates from our reported net sales growth the impacts of earnings from any acquired or disposed businesses and changes in foreign currency exchange rates. Sales growth on a core organic basis eliminates from our organic growth the impacts of any COVID-19 related net sales. We believe that these measurements are useful as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented.

•Adjusted EBITDA is to measure and evaluate our operating performance exclusive of interest expense, income tax expense, depreciation, amortization and certain other adjustments. We believe that this measurement is useful as a way to analyze the underlying trends in our core business consistently across the periods presented.

•Adjusted net income is our net income or loss first adjusted for the following items: (i) amortization of acquired intangible assets, (ii) net foreign currency remeasurement gains or losses relating to financing activities, (iii) losses on extinguishment of debt, (iv) other costs or credits that are either isolated or cannot be expected to recur with any regularity or predictability. From this amount, we then add or subtract an assumed incremental income tax impact on the above noted pre-tax adjustments, using estimated tax rates, to arrive at Adjusted Net Income. We believe that this measurement is useful as a way to analyze the business consistently across the periods presented.

•Beginning with the quarter ended March 31, 2022, Adjusted EPS is our adjusted net income divided by our diluted GAAP weighted average share count. Prior to the first quarter of 2022, Adjusted EPS was our adjusted net income divided by the normalized shares outstanding. The normalized shares outstanding reflected for all periods (i) the total number of shares of common stock outstanding following our initial public offering, plus (ii) the dilutive effect of the assumed exercise or conversion of instruments (including our 6.250% Series A mandatory convertible preferred stock assuming the lowest rate of conversion into common stock). We believe that this measurement is an additional way to analyze the underlying trends in our business consistently across the periods presented.

•Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the expected run-rate effect of cost synergies and the incremental results of completed acquisitions as if those acquisitions had occurred on the first day of the trailing 12-

month period). We believe that this measurement is a useful way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business.

•Free cash flow is equal to our cash flow from operating activities, excluding acquisition-related costs paid in the period, less capital expenditures. We believe that this measurement is useful as it provides a view on the Company’s ability to generate cash for use in financing or investment activities.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K and quarterly report on Form 10-Q, as such risk factors may be updated from time to time in our periodic filings with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of operations

(in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net sales	$1,910.5	$1,858.6	$3,860.9	$3,644.2
Cost of sales	1,262.8	1,232.1	2,523.3	2,404.9
Gross profit	647.7	626.5	1,337.6	1,239.3
Selling, general and administrative expenses	352.1	371.8	735.0	718.3
Operating income	295.6	254.7	602.6	521.0
Interest expense	(63.9)	(51.0)	(128.7)	(102.5)
Loss on extinguishment of debt	(6.1)	(3.2)	(7.9)	(8.4)
Other income, net	0.7	14.6	2.1	16.4
Income before income taxes	226.3	215.1	468.1	426.5
Income tax expense	(38.9)	(57.3)	(90.3)	(104.7)
Net income	187.4	157.8	377.8	321.8
Accumulation of yield on preferred stock	(8.1)	(16.2)	(24.2)	(32.3)
Net income available to common stockholders	$179.3	$141.6	$353.6	$289.5

Earnings per share:
Basic	$0.28	$0.24	$0.56	$0.50
Diluted	$0.28	$0.24	$0.55	$0.49
Weighted average shares outstanding:
Basic	644.2	582.6	627.2	581.9
Diluted	680.2	591.1	680.8	590.3

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated balance sheets

(in millions)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$237.5	$301.7
Accounts receivable, net	1,269.6	1,222.1
Inventory	922.5	872.0
Other current assets	141.9	81.4
Total current assets	2,571.5	2,477.2
Property, plant and equipment, net	698.1	705.5
Other intangible assets, net	4,280.4	5,140.3
Goodwill	5,626.1	5,341.1
Other assets	254.8	233.1
Total assets	$13,430.9	$13,897.2
Liabilities and stockholders' equity
Current liabilities:
Current portion of debt	$246.4	$45.2
Accounts payable	798.6	755.1
Employee-related liabilities	118.1	199.7
Accrued interest	48.9	49.8
Other current liabilities	359.3	401.0
Total current liabilities	1,571.3	1,450.8
Debt, net of current portion	6,292.7	6,978.0
Deferred income tax liabilities	745.8	913.0
Other liabilities	351.6	358.4
Total liabilities	8,961.4	9,700.2
Stockholders’ equity:
Mandatory convertible preferred stock including paid-in capital	—	1,003.7
Common stock including paid-in capital	3,756.1	2,752.6
Accumulated earnings	861.7	483.9
Accumulated other comprehensive loss	(148.3)	(43.2)
Total stockholders’ equity	4,469.5	4,197.0
Total liabilities and stockholders' equity	$13,430.9	$13,897.2

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of cash flows

(in millions)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$187.4	$157.8	$377.8	$321.8
Reconciling adjustments:
Depreciation and amortization	89.7	86.1	204.2	175.1
Stock-based compensation expense	13.0	12.2	23.7	23.6
Provision for accounts receivable and inventory	12.3	16.2	28.2	24.1
Deferred income tax (benefit)	(17.2)	—	(39.5)	(5.3)
Amortization of deferred financing costs	4.1	3.7	8.5	7.6
Loss on extinguishment of debt	6.1	3.2	7.9	8.4
Foreign currency remeasurement loss (gain)	1.2	0.1	(0.6)	2.8
Changes in assets and liabilities:
Accounts receivable	39.1	(15.2)	(98.2)	(122.0)
Inventory	(46.7)	(48.7)	(93.1)	(103.0)
Accounts payable	(0.8)	32.8	72.4	63.1
Accrued interest	9.1	17.9	(0.9)	0.2
Other assets and liabilities	(69.2)	(4.3)	(115.4)	(10.2)
Other, net	(0.6)	2.0	4.7	4.5
Net cash provided by operating activities	227.5	263.8	379.7	390.7
Cash flows from investing activities:
Capital expenditures	(36.3)	(23.4)	(60.8)	(38.5)
Cash paid for acquisitions, net of cash acquired	(4.9)	(1,166.7)	(20.2)	(1,166.7)
Other	0.1	0.8	0.4	1.3
Net cash used in investing activities	(41.1)	(1,189.3)	(80.6)	(1,203.9)
Cash flows from financing activities:
Debt borrowings	210.0	1,134.6	210.0	1,134.6
Debt repayments	(412.0)	(107.5)	(523.9)	(316.1)
Payments of debt refinancing fees and premiums	—	(20.1)	—	(20.1)
Payments of dividends on preferred stock	(16.3)	(16.2)	(32.4)	(32.3)
Proceeds received from exercise of stock options	5.9	17.6	11.6	37.5
Shares repurchased to satisfy employee tax obligations for vested stock-based awards	(8.1)	(9.6)	(13.0)	(25.8)
Net cash (used in) provided by financing activities	(220.5)	998.8	(347.7)	777.8
Effect of currency rate changes on cash	(13.3)	0.9	(17.5)	(4.5)
Net change in cash, cash equivalents and restricted cash	(47.4)	74.2	(66.1)	(39.9)
Cash, cash equivalents and restricted cash, beginning of period	308.4	175.1	327.1	289.2
Cash, cash equivalents and restricted cash, end of period	$261.0	$249.3	$261.0	$249.3

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures

(in millions)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net income	$187.4	$157.8	$377.8	$321.8
Amortization	67.8	66.6	160.0	134.6
Loss on extinguishment of debt	6.1	3.2	7.9	8.4
Net foreign currency loss from financing activities	0.9	1.2	1.0	2.0
Other stock-based compensation (benefit) expense	(0.4)	0.7	(1.7)	1.3
Acquisition-related expenses[1]	—	21.6	—	24.6
Integration-related expenses[2]	3.3	0.5	7.2	0.5
Purchase accounting adjustments[3]	13.8	—	9.4	—
Restructuring and severance charges[4]	0.5	0.2	2.4	1.8
Receipt of disgorgement penalty[5]	—	(13.0)	—	(13.0)
Income tax (benefit) applicable to pretax adjustments	(27.9)	(12.5)	(53.7)	(30.2)
Adjusted net income	251.5	226.3	510.3	451.8
Interest expense	63.9	51.0	128.7	102.5
Depreciation	21.9	19.5	44.2	40.5
Income tax provision applicable to Adjusted Net income	66.8	69.8	144.0	134.9
Adjusted EBITDA	$404.1	$366.6	$827.2	$729.7
━━━━━━━━━
1.Represents legal, accounting, investment banking and consulting fees incurred related to the acquisition of acquired companies.
2.Represents non-recurring direct costs incurred with third parties to integrate acquired companies. These expenses represent incremental costs and are unrelated to normal operations of our business. Integration expenses are incurred over a pre-defined integration period specific to each acquisition.
3.Represents the non-cash reduction of contingent consideration related to the Ritter acquisition and the amortization of the purchase accounting adjustment to record inventory acquired from Masterflex at fair value.
4.Reflects the incremental expenses incurred in the period related to initiatives to increase profitability and productivity. Typical costs included in this caption are employee severance, site-related exit costs, and contract termination costs.
5.Related to the disgorgement of disallowed trading profits from Goldman Sachs, which was a related party until December 31, 2020.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Earnings per share

(shares in millions)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Diluted earnings per share (GAAP)	$0.28	$0.24	$0.55	$0.49
Dilutive impact of convertible instruments	—	0.01	—	0.01
Fully diluted earnings per share (non-GAAP)	0.28	0.25	0.55	0.50
Amortization	0.10	0.10	0.24	0.21
Loss on extinguishment of debt	0.01	—	0.01	0.01
Net foreign currency loss from financing activities	—	—	—	—
Other stock-based compensation (benefit) expense	—	—	—	—
Acquisition-related expenses	—	0.03	—	0.04
Integration-related expenses	—	—	0.01	—
Purchase accounting adjustments	0.02	—	0.01	—
Restructuring and severance charges	—	0.01	0.01	0.01
Receipt of disgorgement penalty	—	(0.02)	—	(0.02)
Income tax (benefit) applicable to pretax adjustments	(0.04)	(0.02)	(0.08)	(0.05)
Adjusted EPS (non-GAAP)	$0.37	$0.35	$0.75	$0.70

Weighted average shares outstanding:
Diluted (GAAP)	680.2	591.1	680.8	590.3
Incremental shares excluded for GAAP	—	62.9	—	62.9
Normalization	—	(11.3)	—	(10.5)
Share count for Adjusted EPS (non-GAAP)[1]	680.2	642.7	680.8	642.7
━━━━━━━━━
1.Beginning with the quarter ended March 31, 2022, we have conformed our Adjusted EPS share count to reflect our diluted GAAP share count.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Free cash flow

(in millions)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$227.5	$263.8	$379.7	$390.7
Acquisition-related expenses paid	—	24.6	—	24.6
Capital expenditures	(36.3)	(23.4)	(60.8)	(38.5)
Free cash flow (non-GAAP)	$191.2	$265.0	$318.9	$376.8

Adjusted net leverage

(dollars in millions)	June 30, 2022
Total debt, gross	$6,611.5
Less cash and cash equivalents	(237.5)
	$6,374.0

Trailing twelve months Adjusted EBITDA*	$1,592.4
Trailing twelve months ongoing stock-based compensation expense	50.8
Pro forma adjustment for projected synergies	—
	$1,643.2

Adjusted net leverage (non-GAAP)	3.9	x

*    Represents the Adjusted EBITDA of Avantor for the trailing twelve-month period plus management’s best estimates of the incremental results attributable to acquired companies as if such acquisitions had been completed on the first day of such trailing twelve-month period, as permitted by our debt covenants. Such estimates and financial information for acquired companies may or may not have been audited, and in certain instances may have been prepared on a basis other than U.S. GAAP though we believe these differences in the basis of accounting to be immaterial for the purpose of presenting net leverage.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales

(in millions)	June 30,		Reconciliation of reported change to organic and core organic change
			Reported change	Foreign currency impact	M&A impact	Organic	COVID -19	Core organic**
	2022	2021
Three months ended:
Americas	$1,156.6	$1,069.8	$86.8	$(3.8)	$45.4	$45.2	$(41.5)	$86.7
Europe	623.8	666.0	(42.2)	(71.3)	30.6	(1.5)	(32.7)	31.2
AMEA	130.1	122.8	7.3	(5.7)	14.5	(1.5)	(1.2)	(0.3)
Total	$1,910.5	$1,858.6	$51.9	$(80.8)	$90.5	$42.2	$(75.4)	$117.6
Six months ended:
Americas	$2,300.0	$2,104.9	$195.1	$(4.8)	$92.5	$107.4	$(60.1)	$167.5
Europe	1,304.2	1,316.4	(12.2)	(110.8)	82.9	15.7	(56.4)	72.1
AMEA	256.7	222.9	33.8	(8.5)	32.2	10.1	1.9	8.2
Total	$3,860.9	$3,644.2	$216.7	$(124.1)	$207.6	$133.2	$(114.6)	$247.8

**Core organic sales growth eliminates from our organic growth the adverse impact from the reduction in sales of COVID-19 related offerings from 2021 to 2022. Numbers in this column are calculated by removing the impact of COVID-19 sales from the numbers in the "Organic" column.

Adjusted EBITDA

(in millions)	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Americas	$289.8	$251.7	$584.0	$503.7
Europe	119.3	123.8	262.7	254.9
AMEA	36.1	28.5	65.4	51.1
Corporate	(41.1)	(37.4)	(84.9)	(80.0)
Total	$404.1	$366.6	$827.2	$729.7

Investor Relations Contact
Christina Jones
Vice President, Investor Relations
Avantor
805-617-5297
Christina.Jones@avantorsciences.com
Media Contact
Petro Kacur
Director, PR and External Communications
Avantor
404-408-0663
Petro.Kacur@avantorsciences.com

Source: Avantor and Financial News